UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016 (February 17, 2016)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One North Shore Center, 12 Federal Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(800) 555-5455

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to Bylaws

The bylaws of F.N.B. Corporation contain procedures for appointing the Chairman of the Board of Directors, the Lead Director and the members of the committees of the Board. On February 17, 2016, the Board of Directors of F.N.B. Corporation approved amended and restated Bylaws of F.N.B. Corporation, effective immediately, for the purpose of specifying that the Nominating and Corporate Governance Committee of the Board, in consultation with the incumbent Chair and Lead Director of the Board, along with the Chief Executive Officer of F.N.B., shall recommend to the Board the directors who shall serve as the Chairman of the Board and the Lead Director of the Board, and as the members and chairpersons of each of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Risk Committee of the Board. The amended and restated Bylaws further state that the Board may use this same process, or prescribe another methodology, to appoint the members and chair of the Executive Committee or other committees of the Board.

The foregoing summary of the amendments is qualified in its entirety by reference to the text of the amendments, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Text of amendments included in the Bylaws of F.N.B. Corporation, as amended and restated on February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: February 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Text of amendments included in the Bylaws of F.N.B. Corporation, as amended and restated on February 17, 2016